Exhibit 23.2  --  Consent of Experts


Beckstead and Watts, LLP
Certified Public Accountants
                                                         3340 Wynn Road, Suite C
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax


To Whom It May Concern:

We have issued our report dated October 18, 2002, accompanying the financial statements of Pinoak, Inc. on Form 10-QSB for the period of December 31, 1998 (inception date) through September 30, 2002. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Pinoak, Inc. on Form 10-QSB (File No. 333-76242).

Signed,

/s/ Beckstead and Watts LLP
---------------------------

October 18, 2002